EXHIBIT 23
                               HOWELL CORPORATION
                          Independent Auditors' Consent

To Howell Corporation:

      We consent to the incorporation by reference in Registration Statement Nos. 333-29089 and 333-40022 of Howell Corporation on Form S-8 of our report dated February 25, 2002, appearing in the Annual Report on Form 10-K of Howell Corporation for the year ended December 31, 2001.





/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 13, 2002